POWER OF ATTORNEY


           KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Warren J. Isabelle and Gary S. Saks his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place, and stead, to sign any and all registration statements applicable to ICM Series Trust and any notices, amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned has subscribed to these presents this 29th day of April, 2005.



BY:

/s/ Thomas R. Venables

Thomas R. Venables
Trustee, ICM Series Trust